Eaton Corporation
                         2002 Annual Report on Form 10-K
                                   Item 15 (c)
                                 Exhibit 10 (n)

                  PLAN FOR DEFERRED PAYMENT OF DIRECTORS' FEES

                   (Originally adopted in 1980 and amended and
                           restated in 1989 and 1996)


1. Purpose of Plan. It is the purpose of this Plan for Deferred Payment of Directors' Fees (the "Plan") to enable each Director of Eaton Corporation (the "Company") to defer some or all fees which may be payable to the Director for future services to be performed by him as a member of the Board of Directors of the Company, or as a member of any committee thereof.

2. Eligibility. Any Director of the Company who is separately compensated for his services on the Company's Board of Directors, or on any committee of such Board, and who is first elected to the Board prior to 1996, shall be eligible to participate in the Plan. Directors who are first elected to the Board after 1995 shall not be eligible to participate in the Plan.

3. Manner of Election. Any person wishing to participate in the Plan must file with the Secretary of the Company at Eaton Center, 1111 Superior Avenue, Cleveland, Ohio 44114-2584, a written notice, on the Notice of Election form attached as Exhibit A, electing to defer payment of all or a portion of his compensation as a Director (an "Election"). An Election shall become effective upon the effective date of the Plan if filed within thirty (30) days following such date. Thereafter, a person for whom an Election is not in effect may elect to participate in the Plan as follows: (a) with respect to Directors' fees payable for any calendar year by filing an Election, in accordance with the procedure described above. on or before December 31 of the preceding calendar year; and (b) with respect to Directors' fees payable for any portion of a calendar year which remains at the time of such person's initial election to the Office of Director of the Company, or any subsequent re-election if immediately prior thereto he was not serving as a Director, by filing an Election, in accordance with the procedure described above, within thirty (30) days subsequent to such election or re-election. An effective Election may not be revoked or modified with respect to Directors' fees payable for the calendar year or portion of a calendar year for which such Election is effective and such Election, unless terminated or modified as described below, shall apply to Directors' fees payable with respect to each subsequent calendar year. An effective Election may be terminated or modified for any subsequent calendar year by the filing, as described above, of either a new Election, in regard to modifications, or a Notice of Termination, on the form attached as Exhibit B, in regard to terminations, on or before December 31 immediately preceding the calendar year for which such modification or termination is to be effective. An effective Election shall also terminate on the date a person ceases to be a Director. A person for whom an effective Election is terminated may thereafter file a new Election for future calendar years for which he is eligible to participate in the Plan.

     Notwithstanding anything herein to the contrary, a Director may elect to have held and distributed in accordance with the terms and conditions of the 1996 Non-Employee Director Fee Deferral Plan all or part of his or her compensation which was deferred under the Plan.

4. Compensation Account. The amount of any Directors' fees deferred in accordance with an Election shall be credited to a deferred compensation account maintained by the Company in the name of the Director ("Deferred Compensation Account").

5. Adjustment of Deferred Compensation Account. As of each Accounting Date (as defined below,), the Deferred Compensation Account for each Director shall be adjusted for the period elapsed since the last preceding Accounting Date as follows:

     (a) First, the account shall be charged with any distribution made during the period in accordance with Paragraph 7, below.

     (b) Then, the account shall be credited with the Interest Factor for that period, as defined in Paragraph 6, below.

     (c) Finally, the account shall be credited with the amount, if any, of any Director's fees deferred during that period in accordance with an effective Election under Paragraph 3, above.

     For purposes of this Plan, the term "Accounting Date" means each March 31, June 30, September 30 and December 31.

6. Interest Factor. As at any Accounting Date, the term "Interest Factor" means an amount, if any, determined by multiplying (i) an amount equal to the balance of the Director's Deferred Compensation Account as of the close of business on the next preceding Accounting Date by (ii) a percentage determined by multiplying (A) the average of the price rates of interest in effect at Key Bank (or any successor thereto), Cleveland, Ohio on the Accounting Date and the next preceding Accounting Date by (B) 1/4.

7. Manner of Payment. A Director's deferred fees will be paid to him or, in the event of his death, to his designated beneficiary, in accordance with his Election. If a Director elects to receive payment of his deferred fees in installments rather than in a lump-sum, the payment period shall not exceed ten years following the Payment Commencement Date, as defined in Paragraph 8 below. The amount of any installment payment shall be determined by multiplying (i) the balance in the Director's Deferred Compensation Account on the date of such installment by (ii) a fraction, the numerator of which is one and the denominator of which is the number of remaining unpaid installments. The balance of the account shall be appropriately reduced in accordance with Paragraph 5, above, to reflect the installment payments made hereunder. Amounts held pending distribution pursuant to this Paragraph 7 shall continue to be credited with the Interest Factor described in Paragraph 6 above.

8. Payment Commencement Date. Payments of accounts deferred pursuant to an election under the Plan shall commence on March 30 of the first year of deferred payment selected by a Director in his Election. If a Director dies prior to the first year of deferred payment selected by him, payments shall commence on March 30 of the calendar year immediately following the year of his death.

9. Beneficiary Designation. A Director may designate, in the Beneficiary Designation form attached as Exhibit C, any person to whom payments are to be made if the Director dies before receiving payment of all amounts due hereunder. A beneficiary designation will be effective only after the signed Beneficiary Designation form is filed with the Secretary of the Company while the Director is alive and will cancel all beneficiary designations signed and filed earlier. If the Director fails to designate a beneficiary as provided above, or if all designated beneficiaries of the Director die before the Director or before complete payment of all amounts due hereunder, remaining unpaid amounts shall be paid in one lump sum to the estate of the last to die of the Director or the Director's designated beneficiaries, if any.

10.  Certain Payments to Directors.

     (a) Notwithstanding anything herein to the contrary, upon the occurrence of a Termination and Change in Control, the Directors shall be entitled to receive from the Company the payments as provided in
          Section 10(c).

     (b) Notwithstanding anything herein to the contrary, upon the occurrence of a Failure to Pay, each Director covered by the situation described in clause (i) of the definition of Failure to Pay, or each of the Directors in the event of a situation described in clause (ii) of that definition, as the case may be, shall be entitled to receive from the Company the payments as provided in Section 10(c).

     (c) No later than the first to occur of (i) six months following the date hereof for any current Director, (ii) a Termination and Change in Control or a Failure to Pay for any current Director or (iii) thirty days after the date upon which any person who is not a current Director upon the date hereof becomes a Director, each Director shall select one of the payment alternatives set forth below with respect to that portion of the Director's Deferred Compensation Account equal to the full amount of the account minus the Funded Amount, and with respect to that portion of the account equal to the Funded Amount. The payment alternatives selected with respect to the two portions of the account need not be the same. The payment alternatives are as follows:

          (I) a lump sum payment within 30 days following the Termination and Change in Control or Failure to Pay, as the case may be;

          (II) payment in monthly, quarterly, semiannual or annual payments, over a period not to exceed fifteen years, as selected by the Director at the time provided in the first paragraph of this
               Section 10(c), commencing within 30 days following the Termination and Change in Control or Failure to Pay, as the case may be, which are substantially equal in amount, except that earnings attributable to periods following Termination and Change in Control or Failure to Pay shall be included with each payment.

     Payment shall be made to each such Director in accordance with his other selected alternative as provided in Sections 10(a) and 10(b).

11. Non-Alienability of Benefits. Neither the Director nor any beneficiary designated by him shall have any right to, directly or indirectly, alienate, assign or encumber any amount that is or may be payable hereunder.

12. Administration of Plan. Full power and authority to construe, interpret and administer the Plan shall be vested in the Company's Board of Directors. Decisions of the Board shall be final, conclusive and binding upon all parties/ Notwithstanding the terms of an Election made by a participant hereunder, the Board of Directors of the Company may, in its sole discretion, change the terms of such Election upon the request of a participant or his representative, or a participant's beneficiary or such beneficiary's representative, after considering the needs of the Company and of the participant or the participant's beneficiary.

13.  Certain Definitions.

     "Deferral Plans" - The Company's plan of the same name as this Plan and this Plan.

     "Failure to Pay" - The circumstances described in either (i) or (ii) have occurred:

          (i) Any Director shall have notified the Company and the Trustee in writing that the Company shall have failed to pay to the Director, when due, either directly or by direction to the trustee of any trust holding assets for the payment of benefits pursuant to the Plan, at least 75% of any and all amounts which the Director was entitled to receive at any time in accordance with the terms of the Plan, and that such amounts remain unpaid. Such notice must set forth the amount, if any, which was paid to Director, and the amount which the Director believes he or she was entitled to receive under the Plan. The failure to make such payment shall have continued for a period of 30 days after receipt of such notice by the Company, and during such 30-day period the Company shall have failed to prove, by clear and convincing evidence as determined by the Trustee in its sole and absolute discretion, that such amount was in fact paid or was not due and payable; or

          (ii) More than two Directors shall have notified the Company and the Trustee in writing that they have not been paid when due, either directly or by direction to the Trustee, amounts to which they are entitled under the Plan and that such amounts remain unpaid. Each such notice must set forth the amount, if any, which was paid to the Director, and the amount which the Director believes he or she was entitled to receive under the Plan. Within 15 days after receipt of each such notice, the Trustee shall determine, on a preliminary basis, whether any failure to pay such Directors has resulted in a failure to pay when due, directly or by direction, at least 75% of the aggregate amount due to all Directors under all the Deferral Plans in any tow-year period, and that such amounts remain unpaid. If the Trustee determines that such a failure has occurred, then it shall so notify the Company and the Directors in writing within the same 15 day period. Within a period of 20 days after receipt of such notice from the Trustee, the Company shall have failed to prove by clear and convincing evidence, in the sole and absolute discretion of the Trustee, that such amount was paid or was not due and payable.

     "Funded Amount" - With respect to the Deferred Compensation Account of any Director, the value of any assets which have been placed in a grantor trust established by the Company to pay benefits with respect to that account, as determined at the time initial payments are to be made pursuant to the selections made by the Participants in accordance with Section 10(c).

     "Termination and Change in Control" - The termination of the service as a Director of a Director for any reason whatsoever prior to a Change in Control, upon a Change in Control or during the three-year period immediately following a Change in Control.

     "Trustee" - The trustee of any trust which holds assets for the payment of the benefits provided by the Plan.

14. Governing Law. The provisions of the Plan shall be interpreted and construed in accordance with the laws of the State of Ohio.

15. Effective Date and Amendment. This amendment and restatement of the Plan shall become effective on September 24, 1996. The Committee may amend or terminate the Plan at any time; provided that no such amendment or termination shall adversely affect the amounts in any then-existing Deferred Compensation Account or the payment thereof in accordance with each Director's Election.

                              APPROVAL AND ADOPTION

The Plan for Deferred Payment of Directors' Fees, in the form attached hereto, is hereby approved and adopted.


/s/ Susan J. Cook
----------------------